Exhibit 99.1

CIMG Inc. Establishes Hong Kong Subsidiary Braincoin Limited to Expand Global Computing Power Ecosystem

BEIJING, Sept. 30, 2025 /PRNewswire/ — CIMG Inc. (“CIMG” or the “Company”) (Nasdaq: IMG), a business group specializing in digital health and sales development, which utilizes technology and marketing to enhance its partners’ sales growth and commercial value, today announced the establishment of its Hong Kong subsidiary, Braincoin Limited (Braincoin), marking a significant step in the company’s strategic expansion into the global computing power industry and advancing its AI initiatives.

The new subsidiary will serve as a key hub connecting mainland China with international markets, enabling CIMG to strengthen collaboration with global partners and build a robust, interconnected framework for AI development and deployment.

The Company expects that beginning in October Braincoin will operate under the following business models :

●	AI Computing Centers—For enterprises and institutions with sustained high demand for computing power, Braincoin will collaborate with investors to develop and operate AI computing centers. These centers will provide long-term computing services, balancing investor returns with reliable computational supply.Services include full-stack solutions for large-scale model training, model development, fine-tuning, inference, and the implementation of generative AI applications. The company will also engage ecosystem partners and clients to foster a collaborative AI computing community.

●	AI Models—Braincoin will deliver customized multi-modal enterprise AI assistants by integrating large AI models with clients’ internal data and industry-specific datasets. These tailored solutions are designed for organizations with clear application scenarios seeking intelligent upgrades.

●	Managed Services—For existing AI computing center clients, Braincoin will offer manufacturer-grade maintenance and operational support. The services aim to reduce total cost of ownership, enhance operational efficiency, and maximize the value of computing infrastructure.

This strategic move underscores the company’s commitment to building a global computing power ecosystem. The company plans to continue partnering with industry leaders worldwide to deliver cutting-edge AI solutions.

About CIMG Inc.

CIMG Inc. is a global business group specializing in digital health and sales development. Utilizing technology and marketing (including MarTech and Multi-Channel Network), the Company enhances its partners’ sales growth and commercial value.

The company’s brands include Kangduoyuan, Maca-Noni, Qianmao, Huomao, and Coco-mango.

Forward-Looking Statements

This press release contains information about the Company’s view of its future expectations, plans and prospects that constitute forward-looking statements. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with its ability to raise additional funding, its ability to maintain and grow its business, variability of operating results, its ability to maintain and enhance its brand, its development and introduction of new products and services, the successful integration of acquired companies, technologies and assets into its portfolio of products and services, marketing and other business development initiatives, competition in the industry, general government regulation, economic conditions, dependence on key personnel, the ability to attract, hire and retain personnel who possess the technical skills and experience necessary for its operations, and its ability to protect its intellectual property. There cannot be any assurance that the Company and Flock well enter into a definitive agreement. The Company encourages you to review other factors that may affect its future results in the Company’s annual reports and in its other filings with the Securities and Exchange Commission.

For more information, please contact:

http://www.ccmg.tech

ir@ccmg.tech